Exhibit 99.1

NEWS RELEASE

For Immediate Release

Investor Contact: Dave Prichard 262-636-8434 d.a.prichard@na.modine.com

Media Contact: Lori Stafford 262-636-1001 l.stafford@na.modine.com

Modine Completes Previously Announced, Accretive Acquisition of Transpro's Heavy-Duty OE Business for $17 Million Cash

Racine, WI, March 2, 2005 -- Modine Manufacturing Company (NYSE: MOD) today announced the completion, effective March 1, of its purchase of the heavy-duty original equipment (OE) business of Transpro, Inc. (AMEX: TPR) for $17 million in cash. The acquisition, which underscores Modine's strategic focus on its core, technology-driven and diversified OE customer base on a global basis, is expected to be immediately accretive to the Company's earnings per share and offers synergies and expansion opportunities over time.

The purchase is part of a previously announced definitive agreement that includes the proposed debt-free and tax-free spin off of Modine's Aftermarket business to its shareholders and simultaneous merger with and into Transpro, a transaction expected to occur in the second calendar quarter of 2005.

With annual sales of approximately $50 million, the Transpro heavy-duty OE business manufactures aluminum charge air coolers and copper/brass radiators for the heavy duty truck, military, motor home, specialty truck, bus and power generation industries. It includes an approximately 150,000-square-foot plant in Jackson, Mississippi with 240 employees.

"This is an excellent fit with our existing and growing heavy-duty franchise and our worldwide emphasis on technology and customer value," said David Rayburn, Modine President and Chief Executive Officer. "We welcome the Jackson employees into the Modine family and look forward to working with them to further strengthen our heavy-duty business.

"Through this acquisition, we will enhance our relationships with a number of key, current customers as well as gain the opportunity to work with several new customers served from the Jackson facility," Rayburn added.

The customer base includes PACCAR Inc., Mack Trucks, Inc., Oshkosh Truck Corporation, International Truck and Engine Corporation, Freightliner LLC, Cummins Inc. and Monaco Coach Corporation.

The new business will become part of Modine's North American Truck business, which is included in the Company's Original Equipment reporting segment.

About Modine Manufacturing Company

Founded in 1916 and with fiscal 2004 revenues of $1.2 billion, Modine Manufacturing Company specializes in thermal management systems and components, bringing heating and cooling technology and solutions to diversified global markets. Modine's products are used in light, medium, and heavy-duty vehicles, HVAC (heating, ventilation, air conditioning) equipment, industrial equipment, refrigeration systems, fuel cells and electronics. The Company employs more than 8,700 people at 36 facilities worldwide. More information about Modine can be found at www.modine.com.

About Transpro

Transpro, Inc. is a manufacturer and distributor of Aftermarket and OEM heat transfer and temperature control products for automotive, truck and industrial applications.

Cautionary Information Regarding Forward-Looking Statements

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the merger and OE transactions, including future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. These statements are based on Modine's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Risks, uncertainties and assumptions include (1) the integration of the heavy duty OE business formerly operated by Transpro into Modine may not be successful and, even if successful, may cost more and take longer than anticipated; (2) Modine may be unable to achieve the anticipated cost-cutting synergies or those benefits may take longer to realize than expected with regard to the OE business; (3) the life cycle of the business currently conducted by the heavy duty OE business is related to specific customer programs and there is no assurance that Modine will be awarded successor or other additional programs upon the termination of the existing business contracts; (4) increased competition and its effect on pricing; and (5) other risks beyond the control of either party. Additional factors that could cause Modine's results to differ materially from those described in the forward looking statements can be found in the Annual Report on Form 10-K of Modine, and in the Quarterly Reports on Form 10-Q of Modine and Modine's other filings with the SEC. Modine assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.